UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-31957 (Commission File Number)	38-0135202 (I.R.S. Employer Identification No.)

100 S. Second Ave., Alpena, Michigan 49707

(Address of principal executive offices)

(989) 356-9041

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 19, 2014, First Federal of Northern Michigan (the “Bank”), the wholly owned federal savings bank subsidiary of First Federal of Northern Michigan Bancorp, Inc. (the “Company”), entered into a change in control agreement (the “Agreement”) with Michael W. Mahler, Chief Executive Officer of the Bank (“Executive”). The Agreement is effective as of January 1, 2015.

The term of the Agreement is 24 months. At least sixty days prior to each anniversary date of the Agreement, the Compensation Committee of the Board of Directors (the “Board”) will conduct a performance evaluation and review of the Executive for the purpose of determining whether to renew the Agreement. In the event the Compensation Committee recommends renewal of the Agreement to the Board and the Board determines to renew the Agreement, the Agreement will renew for an additional 12 months from the anniversary date, such that the remaining term of the Agreement will be 24 months from the anniversary date. If the Agreement is in effect on the effective date of a change in control of the Bank, the Agreement will also renew automatically for an additional 24 month period on the effective date of the change in control.

In the event of a change in control (as defined in the Agreement) followed during the term of the Agreement by the involuntary termination of Executive’s employment other than termination for “cause,” death or disability, Executive will be entitled to a severance payment equal to two times his average annual base salary during the prior two years, payable in a lump sum within sixty days of the date of termination. Executive will also receive continued medical coverage (at the expense of the Bank) similar to the coverage provided prior to Executive’s termination until the earlier of (i) two years from Executive’s date of termination or the date Executive becomes a full-time employee of another employer and is entitled to substantially similar health and welfare benefits. In addition, within sixty days following the date of termination, Executive will receive a lump sum payment in an amount equal to two times the Bank’s contribution to the Bank’s 401(k) plan for the calendar year ending immediately prior to the year in which Executive’s date of termination occurs. In the event payments under the Agreement would constitute an “excess parachute payment” they will be reduced accordingly. Payments under the Agreement will be guaranteed by the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the change in control agreement attached hereto as Exhibit 10.1 of the Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01.

Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit Number

Description

Exhibit 10.1

Change in Control Agreement between First Federal of Northern Michigan and Michael W. Mahler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

Date:	December 19, 2014	By:	/s/ Michael W. Mahler
Michael W. Mahler
Chief Executive Officer
(Duly Authorized Representative)